UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2023

CARDINAL ETHANOL, LLC
(Exact name of registrant as specified in its charter)

Indiana	000-53036	20-2327916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1554 N. County Road 600 E., Union City, IN 47390
(Address of principal executive offices)

(765) 964-3137
Registrant's telephone number, including area code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.
☐

Item 1.01 Entry into a Material Definitive Agreement

    On February 21, 2023, Cardinal Ethanol, LLC (the "Company") and its primary lender, First National Bank of Omaha (the "Bank"), executed a Nineteenth Amendment of First Amended and Restated Construction Loan Agreement which amends the First Amended and Restated Construction Loan Agreement dated June 10, 2013 (the "Amendment").

The Amendment increases the maximum availability on the Declining Revolving Credit Loan from $36,000,000 to $39,000,000 and extends the date at which the principal balance of the Declining Revolving Credit Loan is expected to be converted to term debt from February 1, 2024 to May 1, 2024. The Amendment also extends the date that the Revolving Credit Loan matures from February 28, 2023 to February 28, 2024 and increases the capital expenditures loan covenant from $5,000,000 per year to $6,000,000 per year of expenditures without prior approval from the Bank.

The financing is secured by a mortgage on all of the Company's real property and a security interest in all other assets, both tangible and intangible. In connection with the Amendment, Cardinal executed a Fifth Amended and Restated Declining Revolving Credit Note and a Fifth Amendment of First Amended and Restated Construction Loan Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Financing Statement.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Results of 2023 Annual Meeting

    On February 21, 2023, the Company held its 2023 annual members’ meeting (“2023 Annual Meeting”) to vote on the election of six directors, conduct an advisory vote on executive compensation and conduct an advisory vote on the frequency of the advisory vote on executive compensation.

Proposal One: Election of Group II Directors

    Thomas Chronister, Danny Huston and Steven Snider were elected by a plurality vote of the members to serve three-year terms which will expire in 2026. The votes for the nominees were as follows:

Nominee Directors	For	Withheld/Abstentions
Thomas Chronister	5,429	167
Danny Huston	5,388	212
Steven Snider	5,294	316

Proposal Two: Election of Group I Directors

Daniel Sailer and Chad Smith were elected by a plurality vote of the members to serve one-year terms which will expire in 2024. The votes for the nominees were as follows:

Nominee Directors	For	Withheld/Abstentions
Daniel Sailer	5,327	227
Chad Smith	5,345	227

Proposal Three: Election of Group III Director

Adam Kline was elected by a plurality vote of the members to serve a two-year term which will expire in 2025. The votes for the nominee were as follows:

Nominee Directors	For	Withheld/Abstentions
Adam Kline	5,342	226

Proposal Four: Advisory Approval of Executive Compensation

    The compensation of the Company's executives was approved by the members. The votes were as follows:

For	Against	Abstentions
8,762	530	202

Proposal Five: Advisory Approval of Frequency of Vote on Executive Compensation

    The frequency of the advisory vote on executive compensation approved by the members was Every Year. The votes were as follows:

Every Year	Every Two Years	Every Three Years	Abstain
8,412	507	368	205

Item 9.01 Financial Statements and Exhibits

(a)None.

(b)None.

(c)None.

(d)Exhibits.

Exhibit No.    Description

99.1	Nineteenth Amendment of First Amended and Restated Construction Loan Agreement with First National Bank of Omaha
99.2	Fifth Amended and Restated Declining Revolving Credit Note
99.3	Fifth Amendment of First Amended and Restated Construction Loan Mortgage, Security Agreement, Assignment of Leases and Rents and Fixture Financing Statement
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDINAL ETHANOL, LLC

Date: February 23, 2023	/s/ William Dartt
William Dartt, Chief Financial Officer
(Principal Financial Officer)